UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2008

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 14, 2008, Dana A. Dennis was appointed Senior Vice President – Finance of Parker-Hannifin Corporation (the “Corporation”) and ceased to be the principal accounting officer of the Corporation.

(c) On August 14, 2008, Jon P. Marten, 52, was appointed Vice President and Controller of the Corporation and is the new principal accounting officer. Mr. Marten has been an officer of the Corporation since August 2008. Mr. Marten was an Assistant Controller of the Corporation from July 2007 to August 2008, Vice President and Controller of the Aerospace Group from October 2004 to July 2007, and Vice President and Controller of the Instrumentation Group from June 2003 to October 2004. Mr. Marten will serve for a term of office from the date of election to the next organizational meeting of the Board of Directors and until his successor is elected, except in the case of death, resignation or removal. Mr. Marten is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Corporation or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: August 19, 2008